UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2025

MOVANO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40254	82-4233771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6800 Koll Center Parkway

Pleasanton, CA 94566

(Address of principal executive offices)

(415) 651-3172

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 7, 2025, Movano Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq Stock Market (“Nasdaq”) indicating that, because the closing bid price for the Company’s common stock has fallen below $1.00 per share for 30 consecutive trading days, the Company was no longer in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”) and the late filing requirement, as set forth in Listing Rule 5250(c)(1), given the delay in filing its Form 10-Q for the quarter ended March 31, 2025 (the “Filing Requirement”). Pursuant to Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) due to the fact that the Company has effected a reverse stock split over the prior one-year period.

The Notice stated that the Company’s securities will be suspended from trading on The Nasdaq Capital Market at the opening of business on July 16, 2025, and a Form 25-NSE will be filed with the U.S. Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market, unless the Company requests an appeal of such determination to Nasdaq’s Hearings Panel (the “Panel”) by July 14, 2025. The Company plans to timely appeal the determination and submit a hearing request to Nasdaq’s Hearings Department, which will stay the suspension of the Company’s securities and the filing of the Form 25-NSE for 15 calendar days. The Company is also permitted to submit a request for an extended stay of suspension at the time it submits its hearing request. The Company intends to submit an extended stay request, which will be reviewed by the Panel no later than 15 days following the deadline to request a hearing. If the Panel grants the Company’s extended stay request, any further suspension or delisting action by Nasdaq will be stayed pending the conclusion of the hearing process and the expiration of any exception period granted by the Panel following the hearing. There can be no assurance that the Panel will grant the Company’s extended stay request or the Company’s request for continued listing or that the Company will be able to regain compliance and thereafter maintain its listing on Nasdaq.

Item 7.01 Regulation FD Disclosure

The information contained in Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

On July 11, 2025, the Company issued a press release announcing the receipt of the Notice, a copy of which is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01, including Exhibit 99.1 to this report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of federal securities laws with respect to the Company. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: our ability to cure any deficiencies in compliance with the Bid Price Requirement and Nasdaq’s requirements related to the timely filing of periodic financial reports or maintain compliance with other Nasdaq Listing Rules; our ability to ultimately obtain relief or extended periods to regain compliance from Nasdaq, if necessary, or to meet applicable Nasdaq requirements for any such relief or extension; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters. Delisting from Nasdaq would materially and adversely affect our ability to raise capital and our financial condition and business. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description
99.1	Press Release dated July 11, 2025 furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVANO INC.

Dated: July 11, 2025	/s/ Jeremy Cogan
Jeremy Cogan
Chief Financial Officer

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